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Rule 10f-3 Acquisition of Securities from an Affiliate October 1, 2001 through December 31, 2001

                                                         DeAM (BT)

                                                   BT GLOBAL EQUITY FUND

                                     Security Purchased           Comparison Security           Comparison Security

 Issuer                                 SNAM RETE GAS                   EL PASO                  POGO PRODUCING CO

 Underwriters                  Banca IMI, UBS Warburg, Salomon Smith                       JP Morgan               Merrill
                               Barney, DBAB, Goldman

 Years of continuous operation, including          > 3 years                    > 3 years                     > 3 years
 predecessors

 Security                                       common stock                 common stock                  common stock

 Is the affiliate a manager or co-manager of         manager                           no                            no
 offering?

 Name of underwriter or dealer from which  UBS Warburg, Salomon Smith Barney,         n/a                         n/a
 purchased                                              Banca IMI

 Firm commitment underwriting?                           yes                          yes                           yes

 Trade datelDate of Offering                      1210312001                   1212112001                    1110112001

 Total amount of offering sold to QIBs                   $ -                          $ -                          $   -

 Total amount of any concurrent public      $ 1,716,785,232                 $ 765,000,000                 $ 156,459,000
 offering

 Total                                      $ 1,716,785,232                 $ 765,000,000                 $ 156,459,000

 Public offering price                               $ 2.50                       $ 43.35                       $ 25.50

 Realized Gain on Sale of Security                       n/a                           n/a                           n/a

 Unrealized gain at 12131101   $ 1,282 (+ 5.97%)                                       n/a                           n/a

 Price paid if other than public offering price         same                           n/a                           n/a

 Underwriting spread or commission                    $ 0.03                        $ 0.51                        $ 0.70

 Shares purchased                                      8,600                           n/a                           n/a

 Amount of purchase                                   21,459                           n/a                           n/a

 % of offering purchased by fund                      0.001%                           n/a                           n/a

 % of offering purchased by associated funds           1.07%                           n/a                           n/a

 Total (must be less than 25%)                         1.07%                           n/a

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     Rule 10f-3 Acquisition of Securities from an Affiliate - October 1, 2001 through December 31, 2001

                                                  DeAM (BT)

                                            BT GLOBAL EQUITY FUND

                                  Security Purchased      Comparison Security        Comparison Security

 Issuer                       SWISS REINSURANCE                CONVERIUM                 XL CAPITAL

 Underwriters   Morgan Stanley, Credit Suisse, DBAB   Merrill, UBS Warburg       Goldman

 Years of continuous operation,             > 3 years                  > 3 years                  > 3 year:
 including predecessors

 Security                                common stock               common stock               common stock

 Is the affiliate a manager or co.            manage                          No                        No
 manager of offering?

 Name of underwriter or dealer from     Morgan Stanley                       n/a                        n/a
 which purchased

 Firm commitment undenvdft?                       yes                         yes                       yes

 Trade datelOate of Offering               1111512001                 1210112001                 1110112001

 Total amount of offering sold to OIBs          $ -                        $  -                         $ -

 Total amount of any concurrent        $ 11,000,000                              $ 1,748,401    $ 712,000,000
 public offering

 Total                                 $ 11,000,000                              $ 1,748,401    8 712,000,000

 Public offering price                     $ 100.00                              $ 49.95              $ 89.00

 Realized gain I loss on sale of          $ 1,287 (+ 1.43%)                       n/a                       n/a
 security

 Price paid if other than public                same                              n/a                       n/a
 offering price

 Underwriting spread or conrnission          $ 1.80                              8 0.8                 $ 2.00

 Shares purchased                              90,00                          n/a                        n/a

 Amount of purchase                            90,00                          n/a                        n/a

 % of offering purchased by fund               0.82%                          n/a                       n/a

 % of offering purchased by                    1.45%                          n/a                       n/a
 associated funds

 Total (must be less than 25%)                 2.27%                          n/a                       n/a
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